Exhibit 99.1

FOXO TECHNOLOGIES INC. ANNOUNCES COMPLETION OF REVERSE STOCK SPLIT

West Palm Beach—April 29, 2025 - (Globe Newswire) — FOXO Technologies Inc. (NYSE American: FOXO) (“FOXO” or the “Company”), today announced that effective 4.01pm Eastern Time, on April 28, 2025, (the “Effective Time”), the Company completed a 1 for 10 reverse stock split of its outstanding common stock. The Company’s common stock will open for trading on Tuesday April 29, 2025, on a post-split basis and continue to trade under the symbol FOXO.

As a result of the reverse split, every 10 shares of the Company’s common stock issued and outstanding on the Effective Time will be consolidated into one issued and outstanding share with no change in the nominal par value per share of $0.0001. No fractional shares will be outstanding following the Reverse Stock Split. Holders of fractional shares will be entitled to receive, in lieu of any fractional share, the number of shares rounded up to the next whole number.

Based on the number of shares outstanding on April 28, 2025, the reverse stock will reduce the number of shares of the Company’s common stock from approximately 38.7 million pre-reverse split shares to approximately 3.87 million post-reverse-split.

All outstanding Preferred shares, stock options, warrants and equity incentive plans, if applicable, immediately prior to the reverse split will be appropriately adjusted by dividing the number of common shares into which the preferred shares, stock options, warrants and equity incentive plans are exercisable or convertible by 10, and multiplying the exercise or conversion price by 10, as a result of the reverse split.

The Company has retained its transfer agent, Continental Stock Transfer & Trust Company (Continental), to act as its exchange agent for the reverse stock split. As necessary, Continental will provide stockholders of record as of the Effective Time, a letter of transmittal providing instructions for the exchange of their stock certificates. Stockholders owning shares via a broker or other nominee will have their positions automatically adjusted to reflect the reverse split, subject to broker’s particular processes, and will not be required to take any action in connection with the reverse split.

The reverse split was approved by the directors of the Company on April 17, 2025, pursuant to a resolution adopted by a majority of the Company’s shareholders on November 29, 2024, at the Company’s Annual Meeting.

About FOXO Technologies Inc. (“FOXO”)

FOXO owns and operates three subsidiaries.

Rennova Community Health, Inc., owns and operates Scott County Community Hospital, Inc. (d/b/a Big South Fork Medical), a critical access designated (CAH) hospital in East Tennessee.

Myrtle Recovery Centers, Inc., a 30-bed behavioral health facility in East Tennessee. Myrtle provides inpatient services for detox and residential treatment and outpatient services for MAT and OBOT Programs.

Foxo Labs, Inc. is a biotechnology company dedicated to improving human health and life span through the development of cutting-edge technology and product solutions for various industries.

For more information about FOXO, visit www.foxotechnologies.com.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the FOXO’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to the risk of changes in the competitive and highly regulated industries in which FOXO operates; variations in operating performance across competitors or changes in laws and regulations affecting FOXO’s business; the ability to implement FOXO’s business plans, forecasts, and other expectations; the ability to obtain financing; the risk that FOXO has a history of losses and may not achieve or maintain profitability in the future; potential inability of FOXO to establish or maintain relationships required to advance its goals or to achieve its commercialization and development plans; the enforceability of FOXO’s intellectual property, including its patents and the potential infringement on the intellectual property rights of others; and the risk of downturns and a changing regulatory landscape in the highly competitive biotechnology industry or in the markets or industries in which FOXO operates. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in FOXO’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents FOXO has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and FOXO assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Contact:

Sebastien Sainsbury

ssainsbury@foxotechnologies.com

(561) 485-0151